SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2005

GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Sanders Road, Suite 400, Northbrook, Illinois 60062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (847) 753-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Item 3.02   Unregistered Sale of Equity Securities.

     On June 6, 2005, Grubb & Ellis Company (the “Company”) entered into a three (3) year employment agreement with Maureen A. Ehrenberg (the “Employment Agreement”), pursuant to which Ms. Ehrenberg will continue to serve as the Company’s Executive Vice President and as the President of both Grubb & Ellis Management Services, Inc. and the Company’s Global Client Services.

     During the term of the Employment Agreement, which is effective as of January 1, 2005, Ms. Ehrenberg shall be paid a base salary of Three Hundred Sixty Thousand Dollars ($360,000) per annum, and shall be eligible to receive annual performance-based bonus compensation. Ms. Ehrenberg is also entitled to participate in the Company’s long term incentive compensation plan.

     In addition, upon the entering into of the Employment Agreement, the Company granted to Ms. Ehrenberg 84,746 restricted shares of the Company’s common stock. All of the restricted shares vest upon the expiration of the term of the Employment Agreement, subject to acceleration in the event of a Change in Control, as defined in the Employment Agreement. The issuance of the restricted shares of common stock to Ms. Ehrenberg is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, as it constitutes a transaction by an issuer not involving a public offering.

     Ms. Ehrenberg has served as Executive Vice President of the Company since November 2000, and served as Senior Vice President of the Company from May 1998 to November 2000. She was named President of Global Client Services in February 2004. Ms. Ehrenberg joined the Company in July, 1997 as President of the Central Region of Grubb & Ellis Management Services, Inc. She has served as President of Grubb & Ellis Management Services, Inc. from February 1998, and as the head of the Company’s International Services Group since April 2003. From May 2000 to May 2001, she served as a member of the Office of the President of the Company. Ms. Ehrenberg also serves as a director and/or officer of certain other subsidiaries of the Company, and from April 2003 until March 2005, served as a Co-Chief Executive Officer of the Company.

     The foregoing is only intended to be a summary of the terms of the Employment Agreement, and is not intended to be a complete discussion of such document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Employment Agreement, which is annexed as an Exhibit to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

     (c)   The following are filed as Exhibits to this Current Report on Form 8-K:

1.	Employment Agreement, dated as of January 1, 2005, by and between Maureen A. Ehrenberg and Grubb & Ellis Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Mark E. Rose
Mark E. Rose
Chief Executive Officer

Dated: June 10, 2005